Exhibit 10.8.1
McJunkin Red Man Holding Corporation
835 Hillcrest Drive
Charleston, WV 25311
February 23, 2011
James F. Underhill
17 Foxchase Road
Charleston, WV 25304
Dear Jim:
     This letter agreement memorializes our mutual understanding that the amended and restated employment agreement entered into between you and McJunkin Red Man Holding Corporation (the “Company”) on December 31, 2009 (the “Employment Agreement”) shall be amended as follows.
1.	Annual Bonus. For the fiscal year commencing on January 1, 2011, your target annual bonus shall be sixty-seven percent (67%) of your base salary as in effect at the beginning of such fiscal year with the actual annual bonus to be based upon such individual and/or Company performance criteria established for each such fiscal year by the board of directors of the Company in consultation with the chief executive officer.

2.	Change in Duties. Effective as of January 1, 2011, your responsibilities shall be limited to finance and accounting, and shall no longer include information technology or corporate services.

3.	Good Reason Consent. You hereby agree that the neither (a) the change in your duties nor (b) the decrease in your target annual bonus for 2011, each as set forth in this letter agreement, constitutes “Good Reason” pursuant to the Employment Agreement.

4.	Governing Law. This letter agreement shall be construed and enforced in accordance with, and the rights and obligations of the parties hereto shall be governed by, the laws of the State of New York, without giving effect to the conflicts of law principles thereof.

5.	Confirmation of Employment Agreement. In all other respects the Employment Agreement shall remain in effect and is hereby confirmed by the parties.
     If the foregoing terms and conditions accurately reflect your understanding, please sign this letter agreement below and return a copy to me.
[signature page follows]

Very truly yours, McJUNKIN RED MAN HOLDING CORPORATION
/s/ Andrew R. Lane
By:	Andrew R. Lane
Title:	Chairman, President and Chief Executive Officer

ACCEPTED AND AGREED:

/s/ James F. Underhill James F. Underhill
[Signature Page to James F. Underhill Letter Agreement]